EXHIBIT 3.01


                            CERTIFICATE OF AMENDMENT
                                       OF
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                  MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.


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               PURSUANT TO SECTION 17-202 OF THE DELAWARE REVISED
                         UNIFORM LIMITED PARTNERSHIP ACT

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            The undersigned, for the purpose of amending the Certificate of
Limited Partnership of Morgan Stanley Dean Witter Charter DWFCM L.P. filed with the Secretary of State of Delaware on December 10, 1993, as amended on October 11, 2000, does hereby certify as follows:


                  First. Name of Limited Partnership. The name of the limited partnership is Morgan Stanley Dean Witter Charter DWFCM L.P.

                  Second. Amendment. Article First of the Certificate of Limited
            Partnership is amended to read in full as follows:

                  "First. Name of Limited Partnership. The name of the limited partnership is Morgan Stanley Charter MSFCM L.P."


            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Limited Partnership as of the 1st day of November, 2001.



                              By: Demeter Management Corporation,
                                    General Partner


                              By: /s/ Robert E. Murray
                                  ----------------------------
                                  Robert E. Murray
                                  President